UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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          FORM 8-K

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         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     Date of report:October 20,2011

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        APERTURE HEALTH, INC.
(Exact name of registrant specified in its charter)

Nevada                            000-09283           20-8085447
(State or other jurisdiction      (Commission         (IRS Employer
incorporation or organization)    File Number)        Identification No.)

        42583 North Coyote Road
        Queens Creek, AZ 85140

     (Address of principal executive office)


        (602) 421-4464
      (Registrants telephone number, including area code)

Check the appropriate box below of the Form 8-K is intended to simultaneously statisy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act [ ] Soiciting material pursuant to Rule 14a-12 under the Exchandge Act
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act
[ ] Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act

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Item 8.01   Other Information

On October 20, 2011, the Registrant filed an Form 15 (15-12g) with the Securities and Exchange Commission ("SEC"). Believing that the Registrant had terminated its reporting obligations, the Registrant commenced filing its financials with OTC Markets.com (formerly, Pink Sheets.com). On
November 16, 2011, the Registrant incorrectly filed a Form 15/A terminating the earlier filed Form 15 (15-12g), based on the number of shareholders. However, while the Company has in excess of 500 shareholders it has assets of only $236,000, well below the $10MM threshhold required under Rule 12g-4(a)(1).

Accordingly, the Company is simultaneously filing Form 15 (12g-4(a)(1)) voluntarily suspending its reporting obligations with the SEC. As a result of this action, the common stock of the Company is no longer traded on the OTCQX Bulletin Board.

The Company is actively seeking debt or equity financing to fund its operations, including retiring debt to allow it to continue its business development. Once adequate financing has been secured, the Company will resume its audit.

                         SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2014                              APERTURE HEALTH, INC

                                                   By: /s/ James Henning
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                                                      James Henning
                                                      Chief Exeuctive Officer